Exhibit 10.1

NONQUALIFIED DEFERRED COMPENSATION PLAN

BASIC PLAN DOCUMENT

November 2006

TABLE OF CONTENTS

PREAMBLE	1

ARTICLE I

DEFINITIONS	2
1.1 Account	2
1.2 Adoption Agreement	2
1.3 Beneficiary	2
1.4 Benefit Benchmarks	2
1.5 Board	2
1.6 Certificate of Divestiture	2
1.7 Change in Control Event	2
1.8 Code	7
1.9 Compensation	7
1.10 Compensation Deferral Agreement	7
1.11 Compensation Deferrals	7
1.12 Corporate Dissolution	7
1.13 De minimis Distribution	7
1.14 Disability	7
1.15 Distributable Event	7
1.16 Domestic Relations Order	8
1.17 Effective Date	8
1.18 Eligible Service Provider	8
1.19 ERISA	8
1.20 Interim Distribution Date	8
1.21 Investment Credits and Debits	8
1.22 Nonqualified Deferred Compensation Plan	8
1.23 Participant	8
1.24 Plan	9
1.25 Plan Administrator	9
1.26 Separation from Service	9
1.27 Service Recipient	9
1.28 Specified Employee	9
1.29 Spouse	10
1.30 Taxable Year	10
1.31 Trust	10
1.32 Trustee	10
1.33 Unforeseeable Emergency	10
1.34 Valuation Date	10
1.35 Without Good Cause	11

ARTICLE II

ELIGIBILITY AND PARTICIPATION	11
2.1 Eligibility	11
2.2 Participation	11
2.3 Compensation Deferral Agreement	11
2.4 Matching Credits and Discretionary Credits	12
2.5 Establishing a Reserve for Plan Liabilities	12

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS	12
3.1 Establishment of Accounts	12
3.2 Account Maintenance	12
3.3 Investment Credits and Debits	13
3.4 Participant Statements	14

ARTICLE IV

WITHHOLDING OF TAXES	14
4.1 Annual Withholding from Compensation	14
4.2 Withholding from Benefit Distributions	15

ARTICLE V

VESTING	15
5.1 Vesting	15

ARTICLE VI

PAYMENTS	15
6.1 Benefits	15
6.2 Separation from Service Payment	16
6.3 Conflict of Interest Divestiture	16
6.4 Death Benefit	17
6.5 Disability Benefit	17
6.6 Domestic Relations Order Payment	17
6.7 Unforeseeable Emergency Distribution	18
6.8 Election to Receive Interim Distributions	18
6.9 Permissible Delay in Payments	19
6.10 Beneficiary Designation	19
6.11 Claims Procedure	20

ARTICLE VII

CANCELLATION OF DEFERRALS	25
7.1 Unforeseeable Emergency	25

ARTICLE VIII

PLAN ADMINISTRATION	25
8.1 Appointment	25
8.2 Duties of Plan Administrator	25
8.3 Service Recipient	26
8.4 Administrative Fees and Expenses	26
8.5 Plan Administration and Interpretation	26
8.6 Powers, Duties, Procedures	27
8.7 Information	27
8.8 Indemnification of Plan Administrator	27
8.9 Plan Administration Following a Change in Control Event	27

ARTICLE IX

TRUST FUND	28
9.1 Trust	28
9.2 Unfunded Plan	28
9.3 Assignment and Alienation	28

ARTICLE X

AMENDMENT AND PLAN TERMINATION	28
10.1 Amendment	28
10.2 Plan Termination	29
10.3 Plan Termination Following a Change in Control Event	29
10.4 Plan Termination Following a Corporate Dissolution	29
10.5 Plan Termination in Connection with Termination of Certain Similar Arrangements	30
10.6 Effect of Payment	31

ARTICLE XI

MISCELLANEOUS	31
11.1 Total Agreement	31
11.2 Employment Rights	31
11.3 Non-Assignability	31
11.4 Binding Agreement	31
11.5 Receipt and Release	32
11.6 Furnishing Information	32
11.7 Compliance with Code §409A	32
11.8 Insurance	32
11.9 Governing Law	32
11.10 Headings and Subheadings	33

PREAMBLE

The Service Recipient, by executing the Nonqualified Deferred Compensation Plan Adoption Agreement, hereby establishes or amends an unfunded Nonqualified Deferred Compensation Plan for a select group of management or highly compensated Service Providers.  Under the terms of the Plan, Eligible Service Providers may elect to defer receipt of their Compensation to a later Taxable Year.

Participants shall have no right, either directly or indirectly, to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan.  In addition, no Participant shall have any interest in any Service Recipient assets set aside as a source of funds to satisfy its benefit obligations under the Plan.  Participants shall have the status of general unsecured creditors of the Service Recipient and the Plan constitutes an unsecured promise by the Service Recipient to make benefit payments in the future.

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), is intended to comply with the requirements of the Internal Revenue Code §409A and regulations and binding guidance issued thereunder to avoid adverse tax consequences, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE I

DEFINITIONS

1.1.                    Account  The bookkeeping account established for each Participant to record his or her benefit under the Plan.  Where the context so requires, references to the Participant’s Account, or to the Participant’s vested Account, shall mean the portion of the Account attributable to a specific Taxable Year for which a benefit is payable.

1.2.                    Adoption Agreement  The written instrument attached to this Basic Plan Document by which the Service Recipient establishes a Nonqualified Deferred Compensation Plan for Eligible Service Providers.

1.3.                    Beneficiary  An individual, individuals, trust or other entity designated by the Participant to receive his or her benefit in the event of the Participant’s death.  If more than one Beneficiary survives the Participant, the Participant’s benefit shall be divided equally among all such Beneficiaries, unless otherwise provided in the Beneficiary Designation form.  Nothing herein shall prevent the Participant from designating primary and contingent Beneficiaries.

1.4.                    Benefit Benchmarks  Hypothetical investment funds or benchmarks made available to Participants by the Plan Administrator for purposes of valuing benefits under the Plan.

1.5.                    Board  The Board of Directors of a Service Recipient or similar governing body if the Service Recipient has no Board of Directors.

1.6.                    Certificate of Divestiture  Any written determination that (1) states that divestiture of specific property is reasonably necessary to comply with any Federal conflict of interest statute, regulation, rule, or executive order (including section 208 of title 18, United States Code), or requested by a congressional committee as a condition of confirmation; (2) has been issued by the President of the United States or the Director of the Office of Government Ethics; and (3) identifies the specific property to be divested.

1.7.                    Change in Control Event  A Change in Ownership, Change in Effective Control or Change in Ownership of a Substantial Portion of Assets of a Service Recipient as defined in the Adoption Agreement.

(a)          Change in Effective Control of the Corporation

(i.)                   Notwithstanding that a corporation has not undergone a Change in Ownership, a Change in Effective Control occurs on the date that either:

a.               any one person or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Persons Acting as a Group) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

b.              a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this Section 1.7(a)(i)(b) the term corporation refers solely to the relevant corporation identified below for which no other corporation is a majority shareholder for purposes of that section.

In the absence of an event described in Section 1.7(a)(i)(a) or Section 1.7(a)(i)(b) a Change in Effective Control will not have occurred.

(ii.)                A Change in Effective Control may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Ownership or a Change in Ownership of a Substantial Portion of Assets.

(iii.)             If any one person or Persons Acting as a Group, is considered to effectively control a corporation (within the meaning of this Section 1.7(a)), the acquisition of additional control of the corporation by the same person or Persons Acting as a Group is not considered to cause a Change in Effective Control (or to cause a Change in Ownership within the meaning of Section 1.7(b)).

(b)         Change in the Ownership of the Corporation  A Change in Ownership occurs on the date that any one person or Persons Acting as a Group, acquires ownership of stock of the corporation that, together with stock held by such person or Persons Acting as a Group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

However, if any one person or Persons Acting as a Group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or Persons Acting as a Group is not considered to cause a Change in Ownership (or to cause a Change in Effective Control). An increase in the percentage of stock owned by any one person or Persons Acting as a Group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of a Change in Ownership. A Change in Ownership applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(c)          Change in the Ownership of a Substantial Portion of a Corporation’s Assets

(i.)          A Change in Ownership of a Substantial Portion of Assets occurs on the date that any one person or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Persons Acting as a Group) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(ii.)       There is no Change in Ownership of a Substantial Portion of Assets when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this Section 1.7(c). A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to:

a.               a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

b.              an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

c.               a person or Persons Acting as a Group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

d.              an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 1.7(c)(ii)(c.).

For purposes of this Section 1.7(c) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

(d)         Persons Acting as a Group

(i.)                   With regards to Change in the Ownership, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(ii.)                With regards to Change in Effective Control, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(iii.)             With regards to Change in Ownership of a Substantial Portion of Assets, persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or similar business transaction with the corporation. If a person, including an entity shareholder owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)          To constitute a Change in Control Event as to the Participant, the Change in Control Event must relate to:

(i.)                   the corporation for whom the Participant is an Eligible Service Provider at the time of the Change in Control Event;

(ii.)                the corporation that is liable for the payment of the Account (or all corporations liable for the payment if more than one corporation is liable); or

(iii.)             a corporation that is a majority shareholder of a corporation identified in Section 1.7(e)(i) or Section 1.7(e)(ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in Section 1.7(e)(i) or Section 1.7(e)(ii). With regard to a relevant corporation, a majority shareholder is a shareholder owning more than 50% of the total fair market value and total voting power of such corporation.

(f)            Stock Ownership  For the purposes of this Section 1.7, ownership of stock will be determined by the application of Code §318(a). Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §§ 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option. In addition, mutual and cooperative corporations are treated as having stock for purposes of this Section 1.7(f).

1.8.                    Code  The Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.9.                    Compensation  Shall have the meaning elected by the Service Recipient in the Adoption Agreement.

1.10.             Compensation Deferral Agreement  The written agreement between an Eligible Service Provider and the Service Recipient to defer receipt by the Eligible Service Provider of Compensation.  Such agreement shall state the deferral amount or percentage of Compensation to be withheld from the Eligible Service Provider’s Compensation and shall state the date on which the agreement is effective, as provided at Section 2.3.

1.11.             Compensation Deferrals  That portion of an Eligible Service Provider’s Compensation which is deferred under the terms of this Nonqualified Deferred Compensation Plan.

1.12.             Corporate Dissolution  A corporate dissolution taxed pursuant to Code §331 or with the approval of a bankruptcy court pursuant to section 503(b)(1)(A) of title 11, United States Code.

1.13.             De minimis Distribution  Shall have the meaning elected by the Service Recipient in the Adoption Agreement.

1.14.             Disability  A Participant shall be considered disabled if the Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Service Providers of the Participant’s Service Recipient.

1.15.             Distributable Event  The events entitling a Participant or Beneficiary to a payment of benefits under the Plan, which shall include: Separation from Service; death; Disability; the occurrence of an Interim Distribution Date; the occurrence of an Unforeseeable Emergency; and Plan Termination Following a Change of Control Event, if applicable; Conflict of Interest Divestiture; and Domestic Relations Order. Distribution resulting from a Separation of Service for a Specified Employee may not be made before the date which is six (6) months after the Separation from Service or, if earlier, the date of death of the Specified Employee.  The first payment made following the six-month period described above shall include all payments that otherwise would have been made during such period.

1.16.             Domestic Relations Order  Any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a participant and is made pursuant to a State domestic relations law (including a community property law).

1.17.             Effective Date  The date selected in the Adoption Agreement as of which the Plan first becomes effective or is amended.

1.18.             Eligible Service Provider  Any common-law employee, or non-employee director who provides services to the Service Recipient designated by the Service Recipient as eligible to participate in the Plan in accordance with Section 2.1.  Only those individuals who are part of a select group of management or highly compensated Eligible Service Providers, as determined by the Service Recipient in its sole discretion, may be designated as Eligible Service Providers under the Plan.

1.19.             ERISA  The Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.20.             Interim Distribution Date  The first day of a Taxable Year that is three (3) years, five (5) years, or ten (10) years, as selected by the Participant at the time he or she files a Compensation Deferral Agreement for a given Taxable Year, from the end of the Taxable Year to which the Compensation Deferral Agreement applies, upon which a distribution may be made to the Participant in accordance with Section 6.8 hereof.

1.21.             Investment Credits and Debits  Bookkeeping adjustments to Participants’ Accounts to reflect the hypothetical interest, earnings, appreciation, losses and depreciation that would be accrued or realized if assets equal to the value of such Accounts were invested in accordance with such Participants’ Benefit Benchmarks.

1.22.             Nonqualified Deferred Compensation Plan  A plan, within the meaning of ERISA §201(2), the purpose of which is to permit a select group of management or highly compensated Eligible Service Providers to defer receipt of a portion of their Compensation to a future date.

1.23.             Participant  An Eligible Service Provider who is currently deferring a portion of his or her Compensation under this Plan, or an Eligible Service Provider or former Eligible Service Provider who is still entitled to the payment of benefits under the Plan.

1.24.             Plan  The Nonqualified Deferred Compensation Plan established by the Service Recipient under the terms of this Basic Plan Document and the accompanying Adoption Agreement.

1.25.             Plan Administrator  The individual(s) or committee appointed by the Service Recipient identified in Section I of the Adoption Agreement to administer the Plan as provided herein.  If no such appointment is made, the Chief Executive Officer of the Service Recipient identified in Section I of the Adoption Agreement (or the most senior officer of such Service Recipient if the Service Recipient does not have a Chief Executive Officer) shall serve as the Plan Administrator.  In no event shall a Plan Administrator who is a Participant be permitted to make decisions regarding his or her benefits under this Plan; rather, such decisions shall be made by the other members of any committee appointed to act as the Plan Administrator or, if no such committee has been appointed, the most senior officer of the Service Recipient identified in Section I of the Adoption Agreement whose benefits are not at issue in the decision.  If a Change in Control Event occurs with respect to the Service Recipient named in Section I of the Adoption Agreement, the existing Plan Administrator shall be removed, and a new Plan Administrator shall be appointed as provided in Section 8.9.

1.26.             Separation from Service  The voluntary or involuntary termination of employment from the Service Recipient and any entity or business with which the Service Recipient would be considered a single employer under Code §§414(b) and 414(c), for any reason other than Disability or death.  A director shall, for purposes of the Plan, be deemed to have incurred a Separation from Service on the date the director is no longer any of a director or an employee of the Service Recipient and any entity or business with which the Service Recipient would be considered a single employer under Code §§414(b) and 414(c).

1.27.             Service Recipient  The corporation or business entity identified in Section I of the Adoption Agreement, including any successor to such corporation or business that assumes the obligations of such corporation or business.  The term Service Recipient shall also include, where appropriate, any entity affiliated with the Service Recipient which adopts the Plan with the consent of the Service Recipient and is listed on Exhibit A attached to the Adoption Agreement.  Only the Service Recipient identified in Section I of the Adoption Agreement shall have the power to amend this Plan, appoint the Plan Administrator, or exercise any of the powers described in Section 8.3 hereof.

1.28.             Specified Employee  A key employee (as defined in section Code 416(i) without regard to paragraph (5) thereof) of a Service Recipient or entity or organization that would be considered a single employer with the Service Recipient pursuant to Code §§ 414(b) of 414(c), any stock of which is publicly traded on an established securities market or otherwise.  A Participant is a key employee if the Participant meets the requirements of Code §416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code §416(i)(5)) at any time during the 12-month period ending each December 31.  If a Participant is a key employee at any time during the 12-month period ending on such December 31, the Participant is treated as a Specified Employee for the 12-month period beginning on the following April 1.  Whether any stock of a Service Recipient is publicly traded on an established securities market or otherwise must be determined as of the date of the Participant’s Separation from Service.

1.29.             Spouse  The individual to whom a Participant is married, or was married in the case of a deceased Participant who was married at the time of his or her death.

1.30.             Taxable Year  The 12-consecutive month period beginning each January 1 and ending each December 31.

1.31.             Trust  The agreement, if any, between the Service Recipient and the Trustee under which assets may be delivered by the Service Recipient to the Trustee to offset liabilities assumed by the Service Recipient under the Plan.  Any assets held under the terms of the Trust shall be the exclusive property of the Service Recipient and shall be subject to the creditor claims of the Service Recipient with respect to whom such Trust has been established.  Participants shall have no right, secured or unsecured, to any assets held under the terms of the Trust.

1.32.             Trustee  The institution named by the Service Recipient in the Trust agreement, if any, and any corporation which succeeds the Trustee by merger or by acquisition of assets or operation of law.

1.33.             Unforeseeable Emergency  A severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s Spouse, or a dependent (as defined in Code §152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.34.             Valuation Date  The date on which Participant Accounts under the Plan are valued.  The Valuation Date shall be each business day of the Taxable Year on which the New York Stock Exchange and, if a Trust has been established in connection with the Plan, the Trustee are open for business.

1.35.             Without Good Cause  A Participant’s involuntary Separation from Service from the Service Recipient shall be without good cause if it occurs for reasons other than the Participant’s commission of a crime involving dishonesty or moral turpitude (e.g., fraud, theft, embezzlement, deception, etc.); misconduct, including but not limited to insubordinate behavior, by the Participant in the performance of his or her job duties and responsibilities; any conduct by the Participant of a nature which reflects negatively upon the Service Recipient or which would prevent the Participant from being able to adequately perform his or her job duties and responsibilities (e.g., malicious, willful and wanton, or negligent conduct, etc.); the Participant’s failure to adequately perform his/her duties and responsibilities as such duties and responsibilities are, from time to time in the Service Recipient’s absolute discretion, determined; and the Participant’s breach of any of the Service Recipient’s established operating policies and procedures.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1.                    Eligibility  The Service Recipient will designate in the Adoption Agreement those persons who shall be considered Eligible Service Providers under the Plan.

2.2.                    Participation The Plan Administrator shall provide written notification to each Eligible Service Provider of his or her eligibility to participate in the Plan.

2.3.                    Compensation Deferral Agreement  In order to defer Compensation under the Plan for a given Taxable Year, an Eligible Service Provider must enter into a Compensation Deferral Agreement with the Service Recipient authorizing the deferral of all or part of the Participant’s Compensation for such Taxable Year.  The Compensation Deferral Agreement shall also specify the method of payment for benefits under the Plan and, if applicable, an Interim Distribution Date that shall apply with respect to any amounts credited to the Participant’s Account for such Taxable Year.

All Compensation Deferral Agreements must be completed prior to the first day of the Taxable Year to which they relate. Notwithstanding the preceding sentence, if the Effective Date of the Plan is other than the first day of a Taxable Year, or if an individual becomes an Eligible Service Provider on a date other than the first day of a Taxable Year and such individual has not at any time been eligible to participate in any other account balance nonqualified deferred compensation arrangement (determined pursuant to Code § 409A) of the Service Recipient or any other entity or organization with which a Service Provider would be considered to be a single employer pursuant to Code §§ 414(b) or 414(c), the Compensation Deferral Agreement must be completed within 30 days after the Effective Date or within 30 days of the Eligible Service Provider’s initial eligibility date.  In no event shall a Participant be permitted to defer Compensation with respect to services performed before the date on which the Compensation Deferral Agreement is signed by the Participant and accepted by the Plan Administrator.

Upon receipt of a properly completed and executed Compensation Deferral Agreement, the Plan Administrator shall notify the Service Recipient to commence to withhold that portion of the Participant’s Compensation specified in the Agreement. In no event will the Participant be permitted to defer more or less than the amount(s) specified by the Service Recipient in the Adoption Agreement.

The Compensation Deferral Agreement shall remain in effect for the duration of the Taxable Year to which it relates.

2.4.                    Matching Credits and Discretionary Credits  The Service Recipient may adjust the Account of a Participant with matching or discretionary credits.  The amount of the Discretionary Credits and/or Matching Credits and the formula(s) for allocating such credits will be selected by the Service Recipient in the Adoption Agreement.

2.5.                    Establishing a Reserve for Plan Liabilities  The Service Recipient may, but is not required to, establish one or more Trusts to which the Service Recipient may transfer such assets as the Service Recipient determines in its sole discretion to assist in meeting its obligations under the Plan.  Any such assets shall be the property of the Service Recipient and remain subject to the claims of the Service Recipient’s creditors, to the extent provided under any Trust established with respect to such Service Recipient.  The Trustee shall have no duty to determine whether the amounts forwarded by the Service Recipient are the correct amount or that they have been transmitted in a timely manner.

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS

3.1.                    Establishment of Accounts  The Plan Administrator shall establish and maintain individual recordkeeping accounts on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan. A Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any assets which may be set aside to satisfy the Service Recipient’s obligations under the Plan.

3.2.                    Account Maintenance  As of each Valuation Date, the Plan Administrator shall credit each Participant’s Account with the following:

(a)          An amount equal to any Compensation Deferrals made by the Participant since the last Valuation Date;

(b)         An amount equal to any Matching Credits or Discretionary Credits, and any forfeitures, if applicable, since the last Valuation Date; and

(c)          An amount equal to deemed Investment Credits under Section 3.3 below since the last Valuation Date.

As of each Valuation Date, the Plan Administrator shall debit each Participant’s Account with the following:

(d)         An amount equal to any distributions from the Plan to the Participant or Beneficiary since the last Valuation Date; and

(e)          An amount equal to deemed Investment Debits under Section 3.3 below since the last Valuation Date; and

(f)            An amount equal to any forfeitures incurred by the Participant since the last Valuation Date.

3.3.                    Investment Credits and Debits   The Accounts of Participants shall be adjusted for Investment Credits and Debits in accordance with this Section 3.3.

Participants shall have the right to specify one or more Benefit Benchmarks in which their Compensation Deferrals, Matching Credits and Discretionary Credits shall be deemed to be invested.  The Benefit Benchmarks shall be utilized solely for purposes of adjusting their Accounts in accordance with procedures adopted by the Plan Administrator. The Plan Administrator shall provide the Participant with a list of the available Benefit Benchmarks.  From time to time, in the sole discretion of the Plan Administrator, the Benefit Benchmarks available within the Plan may be revised. All Benefit Benchmark selections must be denominated in whole percentages unless the Plan Administrator determines that lower increments are acceptable.  A Participant may make changes in the manner in which future Compensation Deferrals, Matching Credits and/or Discretionary Credits are deemed to be invested among the various Benefit Benchmarks within the Plan in accordance with procedures established by the Plan Administrator.  A Participant may re-direct the manner in which earlier Compensation Deferrals, Matching Credits and/or Discretionary Credits, as well as any appreciation (or depreciation) to-date, are deemed to be invested among the Benefit Benchmarks available in the Plan in accordance with procedures established by the Plan Administrator.

As of each Valuation Date, the Plan Administrator shall adjust the Account of each Participant for interest, earnings or appreciation (less losses and depreciation) with respect to the then balance of the Participant’s Account equal to the actual results of the Participant’s deemed Benefit Benchmark elections.

All notional acquisitions and dispositions of Benefit Benchmarks which occur within a Participant’s Account, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Plan Administrator shall determine to be administratively feasible in its sole discretion and the Participant’s Account shall be adjusted accordingly.  Accordingly, if a distribution or reallocation must occur pursuant to the terms of the Plan and all or some portion of the Account must be valued in connection with such distribution or reallocation (to reflect Investment Credits and Debits), the Plan Administrator may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes.

Notwithstanding anything to the contrary, any Investment Credits or Debits made to any Participant’s Account following a Plan Termination or a Change in Control Event shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Plan Termination or the Change in Control Event.

Notwithstanding the Participant’s deemed Benefit Benchmark elections under the Plan, the Service Recipient shall be under no obligation to actually invest any amounts in such manner, or in any manner, and such Benefit Benchmark elections shall be used solely to determine the amounts by which the Participant’s Account shall be adjusted under this Section 3.3.

3.4.                    Participant Statements   The Plan Administrator shall provide each Participant with a statement showing the credits and debits from his or her Account during the period from the last statement date.  Such statement shall be provided to Participants as soon as administratively feasible following the end of each Taxable Year and on such other dates as agreed to by the Service Recipient and the party maintaining Participant records.

ARTICLE IV

WITHHOLDING OF TAXES

4.1.                    Withholding from Compensation  For any Taxable Year in which Compensation Deferrals, Matching Credits and/or Discretionary Credits are made to or vested within the Plan (as applicable), the Service Recipient shall withhold the Participant’s share of FICA and other employment taxes from the portion of the Participant’s Compensation not deferred.  If deemed appropriate by the Service Recipient, the amount of compensation deferred pursuant to the Participant’s Compensation Deferral Agreement may be reduced in certain instances where necessary to facilitate compliance with applicable withholding requirements.

4.2.                    Withholding from Benefit Distributions  The Participant’s Service Recipient (or the Trustee of the Trust, as applicable) shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Service Recipient, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Service Recipient.

ARTICLE V

VESTING

5.1.                    Vesting  A Participant shall be immediately vested in (i.e., shall have a non-forfeitable right to) all Compensation Deferrals credited to his or her Account, including any Investment Credits or Debits associated therewith.  The Service Recipient shall specify in the Adoption Agreement the vesting provisions applicable to any Discretionary Credits or Matching Credits allocated to the Accounts of Participants. Upon a Distributable Event, except as otherwise provided under the Plan, any amount of the benefit payment credited to the Account of the Participant that is not vested shall be forfeited.  Forfeitures incurred by a Participant shall reduce the amounts credited to a Participant’s Account, but shall not be reallocated to the Accounts of other Participants unless otherwise specified in the Adoption Agreement.  A distribution for a Domestic Relations Order Payment under Section 6.6 shall be made from the Account of the Participant only to the extent it is vested.

ARTICLE VI

PAYMENTS

6.1.                    Benefits  Except as otherwise provided under the Plan, a Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s vested Account at the time a Distributable Event occurs under the Plan with respect to such Participant or Beneficiary.  Except as otherwise provided under the Plan, a Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s vested Account on the date a Distributions for the Domestic Relations Order Payments under Section 6.6 or distributions to comply with a Conflict of Interest Divestiture under Section 6.3. Such benefit shall be payable from the general assets of the Service Recipient.  In no event, will a Participant’s right to a benefit under this Plan give such Participant a

secured right or claim on any assets set aside by the Service Recipient to meet its obligations under the Plan.   All payments from the Plan shall be subject to applicable tax withholding and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than sixty (60) days after the occurrence of the Distributable Event, except as otherwise provided herein.

6.2.                    Separation from Service Payment  In the event of a Participant’s Separation from Service, the Participant’s vested Account shall be paid in the form of a cash lump sum or in annual cash payments (over a period of five (5), ten (10), or fifteen (15) years), as elected by the Participant.  For purposes of Code § 409A, installment payments shall be treated as a single payment.  If applicable, the initial installment shall be based on the value of the Participant’s vested Account, measured on the date of his or her Separation from Service, and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed).  Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date.  Notwithstanding the Participant’s election regarding the form of the Separation from Service Payment, the Service Recipient shall make a De minimis Distribution, as elected by the Service Recipient in the Adoption Agreement, and pay the Participant’s or Beneficiary’s benefit in a single lump sum payment.  Election of the form of the Separation from Service Payment must be provided to the Plan Administrator at the time the Participant first enters into a Compensation Deferral Agreement.

Notwithstanding anything to the contrary, the Participant may subsequently elect a change in the timing or the form of the Separation from Service Payment, as previously selected, by submitting the appropriate form to the Plan Administrator, provided however, such change in form shall be effective only if:

(a)          it does not accelerate the time or schedule of any payment;

(b)         such election does not take effect until at least twelve (12) months after the date on which the election is made; and

(c)          the first payment with respect to which such election is made is deferred for a period of five (5) years from the date such payment would otherwise have been made.

The Plan Administrator shall have sole and absolute discretion to decide whether such a request shall be approved but may approve no more than three such requests for any Participants.

6.3.                    Conflict of Interest Divestiture  If it is necessary for a Participant to comply with a Certificate of Divestiture, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Plan Administrator, shall pay to the

Participant the balance of the Participant’s vested Account in a single lump sum cash payment.  A Participant requesting a payment to comply with a Certificate of Divestiture shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Conflict of Interest Divestiture under the Plan.  If, subject to the sole discretion of the Plan Administrator, the request for a payment to comply with a Certificate of Divestiture is approved, the distribution shall be made no later than sixty (60) days after the date of approval by the Plan Administrator.

6.4.                    Death Benefit  In the event of the Participant’s death, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Participant’s Beneficiary shall receive the balance of the Participant’s vested Account in a single lump sum cash payment.

6.5.                    Disability Benefit  If a Participant suffers a Disability, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Plan Administrator, shall pay to the Participant the balance of the Participant’s vested Account in a single lump sum cash payment.  A Participant requesting a payment due to Disability shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Disability under the Plan.  If, subject to the sole discretion of the Plan Administrator, the request for a payment due to a Disability is approved, the distribution shall be made no later than sixty (60) days after the date of approval by the Plan Administrator.

6.6.                    Domestic Relations Order Payment  If it is necessary to fulfill a Domestic Relations Order, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Plan Administrator, shall pay to the Spouse, former Spouse, child, or other dependent of the Participant, as specified in the Domestic Relations Order, the amount from the Participant’s vested Account required to fulfill the Domestic Relations Order in a single lump sum cash payment.  A Participant requesting a payment pursuant to a Domestic Relations Order shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Domestic Relations Order Payment under the Plan.  If, subject to the sole discretion of the Plan Administrator, the request for a payment due to a Domestic Relations Order is approved, the distribution shall be no later than sixty (60) days after the date of approval by the Plan Administrator. Notwithstanding the provisions of Section 6.4, in the event of the Participant’s death, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Spouse, former Spouse, child, or other dependent of the Participant, as specified in the Domestic Relations Order, shall receive the amount from the Participant’s vested Account required to fulfill the Domestic Relations Order in a single lump sum cash payment.

6.7.                    Unforeseeable Emergency Distribution  If a Participant suffers an Unforeseeable Emergency, as defined herein, the Plan Administrator shall pay to the Participant that portion of his or her vested Account which the Plan Administrator determines is necessary to satisfy the emergency. The amounts distributed to the Participant as a result of an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cancellation of Compensation Deferrals pursuant to Section 7.1.  A Participant requesting an Unforeseeable Emergency Distribution shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the financial hardship of the Participant constitutes an Unforeseeable Emergency under the Plan.  If, subject to the sole discretion of the Plan Administrator, the request for a withdrawal is approved, the distribution shall be made within sixty (60) days of the date of approval by the Plan Administrator.

6.8.                    Election to Receive Interim Distributions  A Participant may make an irrevocable advance election, at the time he or she files a Compensation Deferral Agreement for a given Taxable Year, to have those Compensation Deferrals to which the agreement relates paid to him or her at an Interim Distribution Date designated by the Participant.  Any Matching Credits and/or Discretionary Credits attributable to such Compensation Deferrals that are vested as of the Interim Distribution Date shall also be payable.  Such Compensation Deferrals, vested Matching Credits and/or vested Discretionary Credits, adjusted to reflect Investment Credits and Debits, shall be payable in a single cash lump sum payment within sixty (60) days of such Interim Distribution Date.  The Participant’s selection of an Interim Distribution Date is irrevocable and must comply with the definition of Interim Distribution Date under Section 1.20.  Notwithstanding a Participant’s advance election to designate an Interim Distribution Date or Dates, the amounts which would otherwise be subject to such Interim Distribution Date or Dates shall be distributable upon a

Distributable Event pursuant to the Plan, if such Distributable Event occurs prior to any Interim Distribution Date.

6.9.                    Permissible Delay in Payments  A payment may be delayed beyond the distribution date otherwise provided for under the Plan in one or more of the circumstances below, if the Service Provider so elects in the Adoption Agreement.

(a) Payments Subject to Code § 162(m)  A payment will be delayed when the Service Recipient reasonably anticipates that its deduction with respect to such payment otherwise would be limited or eliminated by application of Code § 162(m), provided that the payment will be made either at the earliest date at which the Service Recipient reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code § 162(m) or the calendar year in which the Participant has had a Separation from Service.

(b) Violation of Loan Covenants or Similar Contractual Requirements  A payment will be delayed when the Service Recipient reasonably anticipates that the making of the payment will violate the term of a loan agreement or other similar contract to which the Service Recipient is a party, and such violation will cause material harm to the Service Recipient, provided that the payment will be made at the earliest date at which the Service Recipient reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Service Recipient.  A payment may be delayed under this Subsection only if the facts and circumstances indicate that the Service Recipient entered into such loan agreement (including such covenant) or other similar contract for legitimate business reasons and not to avoid the restrictions on deferral elections and subsequent deferral elections under Code § 409A.

(c) Violation of Federal Securities Laws or Certain Other Applicable Law  A payment will be delayed when the Service Recipient reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law, provided that the payment will be made at the earliest date at which the Service Recipient reasonably anticipates that the making of the payment will not cause such violation.  The making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

6.10.             Beneficiary Designation  A Participant shall have the right to designate a Beneficiary and to amend or revoke such designation at any time in writing.  Such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator.   If the Beneficiary is a minor or incompetent, benefits may be paid to a legal guardian, trustee, or other proper representative of the Beneficiary, and such payment shall completely discharge the Service Recipient and the Plan of all further obligations hereunder.

If no Beneficiary designation is made, or if the Beneficiary designation is held invalid, or if no Beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Plan Administrator shall direct that payment of benefits be made to the person or persons in the first of the below categories in which there is a survivor.  The categories of successor beneficiaries, in order, are as follows:

(a)          Participant’s Spouse;

(b)         Participant’s descendants, per stirpes (eligible descendants shall be determined by the intestacy laws of the state in which the decedent was domiciled);

(c)          Participant’s parents;

(d)         Participant’s brothers and sisters (including step brothers and step sisters); and

(e)          Participant’s estate.

6.11.             Claims Procedure  All claims for benefits under the Plan, and all questions regarding the operation of the Plan, shall be submitted to the Plan Administrator in writing.  The Plan Administrator has complete discretion and authority to interpret and construe any provision of the Plan, and its decisions regarding claims for benefits hereunder are final and binding.

(a)          Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  The claim must state with particularity the determination desired by the Claimant.

Any claim by a Participant that a payment made under the Plan is inadequate or is less than the amount to which the Participant is entitled must be made in writing pursuant to the foregoing provisions of this Section within 180 days of the date of such payment.  Notwithstanding any other provision of the Plan, including the provisions of Section 5.1, a Participant shall forfeit all rights to any amounts claimed if the Participant fails to make claim as provided in the preceding sentence.

(b)         Notification of Decision  The Plan Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

 i.)           that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

ii.)           that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

1)              the specific reason(s) for the denial of the claim, or any part of it;

2)              specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

3)              a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

4)              a description of the claim review procedure set forth in Section 6.10(c) below, including information regarding any applicable time limits and a statement regarding the Claimant’s right to bring an action under ERISA §502(a) following an adverse determination on review; and

5)              if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request.

The Plan Administrator will notify the Claimant of an adverse decision within ninety (90) days of the date the claim was received, unless the Plan Administrator determines there are special circumstances that require an extension of time in which to make a decision.  If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 90-day period.  The notice will include a description of the special circumstances requiring an extension of time and an estimate of the date it expects a decision to be made.  The extension shall not exceed an additional 90-day period.

If the adverse decision relates to a claim involving the Disability of the Participant, the Plan Administrator will notify the Claimant of an adverse decision within forty-five (45) days of the date the claim was received, unless the Plan Administrator determines that matters beyond its control require an extension of time in which to make a decision.  If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period.  The notice will include a description of the circumstances necessitating the extension and an estimate of the date it expects a decision to be made.  The extension shall not exceed an additional 30-day period unless, within the 30-day period the Plan Administrator again determines that more time is needed due to matters beyond its control, in which case notice of the need for not more than an additional thirty (30) days is provided to the Claimant before the first 30-day period expires. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.  Any extension notice will include information regarding the standards on which a determination of Disability will be made, the outstanding issues which prevent a decision from being made, and any additional information which is needed in order to reach a decision.  The Claimant will have forty-five (45) days to supply any additional information.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her claim in accordance with this Section 6.10(b), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the claim, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

(c)          Review of a Denied Claim  Within sixty (60) days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim.  During the 60-day review period, the Claimant (or the Claimant’s duly authorized representative):

  i.)        may review relevant documents;

 ii.)        may submit written comments or other documents relating to the claim;

iii.)        may request access to and copies of all relevant documents, free of charge;

iv.)       may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

The Plan Administrator will consider all documents and other information submitted by the Claimant in reviewing its previous decision, including documents not available to or considered by it during its initial determination.

If the appeal relates to a determination of the Plan Administrator involving the Disability of the Participant, the Claimant will have one-hundred-eighty (180) days following receipt of a denial to file a written request for review.  In such event, no deference shall be given to the initial benefit determination, and the review shall be conducted by an appropriate fiduciary who is someone other than the individual who made the initial determination or a subordinate of such individual.  If the initial determination was based in whole or in part on a medical judgment, the reviewer shall consult with an appropriately trained and experienced health care professional, and shall disclose the identity of any experts who provided advice with regard to the initial decision.  The health care professional whose advice is sought during the appeal process will not be an individual who was consulted during the initial determination, nor a subordinate of such an individual.

(d)         Decision on Review  The Plan Administrator shall render its decision on   review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within one-hundred-twenty (120) days after such date. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 60-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.  Such decision must be written in a manner calculated to be understood by the Claimant, and if the decision on review is adverse it must contain:

  i.)        specific reasons for the decision;

 ii.)        specific reference(s) to the pertinent Plan provisions upon which the decision was based;

iii.)        a statement that the Claimant may receive, upon request and free of charge, access to and copies of relevant documents and information;

iv.)       a statement describing any voluntary appeal procedures under the Plan and the Claimant’s right to bring an action under ERISA §502(a);

 v.)       if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request;

vi.)       if the decision involved the Disability of the Participant, a statement  that the Claimant and the Plan may have other voluntary alternative dispute resolution options, such as mediation, and that the Claimant may find out what options are available by contacting the local U.S. Department of Labor Office and the state insurance regulatory agency; and

vii.)    such other matters as the Plan Administrator deems relevant.

If the appeal involves the Disability of the Participant, the decision of the Plan Administrator will be made within forty-five (45) days after the filing of the written request for review, unless special circumstances require additional time, in which case the Plan Administrator’s decision will be made within ninety (90) days after the date the request was filed. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her appeal in accordance with this Section 6.10(d), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the appeal, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

ARTICLE VII

CANCELLATION OF DEFERRALS

7.1.                    Unforeseeable Emergency  If a Participant suffers an Unforeseeable Emergency, as defined herein, the Plan Administrator, in its sole discretion, may cancel any future Compensation Deferrals pertaining to compensation not yet earned required to be made pursuant to the Participant’s current Compensation Deferral Agreement to the extent permitted under Code §409A and the regulations and binding guidance thereunder to avoid adverse tax consequences.  An application for cancellation of Compensation Deferrals shall be granted only if such cancellation is necessary to satisfy an Unforeseeable Emergency, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or through an Unforeseeable Emergency Distribution made pursuant to Section 6.7.  A Participant requesting a cancellation of Compensation Deferrals as a result of an Unforeseeable Emergency shall apply for the cancellation in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the financial emergency of the Participant constitutes an Unforeseeable Emergency under the Plan.  The Participant’s eligibility for Employer Matching Credits and/or Employer Discretionary Credits shall be similarly canceled, and the Participant shall be eligible to defer Compensation again at a later time only as provided under Article II.

ARTICLE VIII

PLAN ADMINISTRATION

8.1.                    Appointment The Plan Administrator shall serve at the pleasure of the Service Recipient, who shall have the right to remove the Plan Administrator at any time upon thirty (30) days written notice.  The Plan Administrator shall have the right to resign upon thirty (30) days written notice to the Service Recipient.

8.2.                    Duties of Plan Administrator  The Plan Administrator shall be responsible to perform all administrative functions of the Plan.  These duties include but are not limited to:

(a)          Communicating with Participants in connection with their rights and benefits under the Plan.

(b)         Reviewing Benefit Benchmark elections received from Participants.

(c)          Arranging for the payment of taxes (including income tax withholding), expenses and benefit payments to Participants under the Plan.

(d)         Filing any returns and reports due with respect to the Plan.

(e)          Interpreting and construing Plan provisions and settling claims for Plan benefits.

(f)            Serving as the Plan’s designated representative for the service of notices, reports, claims or legal process.

(g)         Employing any agents such as accountants, auditors, attorneys, actuaries or any other professionals it deems necessary in the performance of any of its duties.

8.3.                    Service Recipient  The Service Recipient has sole responsibility for the establishment and maintenance of the Plan.  The Service Recipient through its Board shall have the power and authority to appoint the Plan Administrator, Trustee and any other professionals as may be required for the administration of the Plan.  The Service Recipient shall also have the right to remove any individual or party appointed to perform administrative, investment, fiduciary or other functions under the Plan.  The Service Recipient may delegate any of its powers to the Plan Administrator, Board member or a committee of the Board.

8.4.                    Administrative Fees and Expenses  All reasonable costs, charges and expenses incurred by the Plan Administrator or the Trustee in connection with the administration of the Plan or the Trust shall be paid by the Service Recipient.  If not so paid, such costs, charges and expenses shall be charged to the Trust, if any, established in connection with the Plan.  The Trustee shall be specifically authorized to charge its fees and expenses directly to the Trust. If the Trust has insufficient liquid assets to cover the applicable fees, the Trustee shall have the right to liquidate assets held in the Trust to pay any fees or expenses due.  Notwithstanding the foregoing, no Compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is a Service Provider of the Service Recipient.

8.5.                    Plan Administration and Interpretation  The Plan Administrator shall have complete discretionary control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan or any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan.  The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan.    Such interpretation and decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant.  Any individual serving as Plan

Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Service Recipient, or other party.  The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.6.                    Powers, Duties, Procedures  The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursement and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish, each consistently with the terms of the Plan.

8.7.                    Information  To enable the Plan Administrator to perform its functions, the Service Recipient shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of Participants, their employment, retirement, death, Separation from Service, and such other pertinent facts as the Plan Administrator may require.

8.8.                    Indemnification of Plan Administrator  The Service Recipient agrees to indemnify and to defend to the fullest extent permitted by law any officer(s), Service Provider(s) or Board members who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Service Recipient) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

8.9.                    Plan Administration Following a Change in Control Event  Notwithstanding anything to the contrary in this Article VIII or elsewhere in the Plan or Trust, upon a Change in Control Event with respect to the Service Recipient identified in Section I of the Adoption Agreement the individual serving as Chief Executive Officer of such Service Recipient immediately prior to such Change in Control Event who is also a Participant in the Plan, or if the Service Recipient has no Chief Executive Officer who is also a Participant in the Plan, the Service Recipient’s most senior officer who is also a Participant in the Plan, shall have the right to appoint an individual, third party or committee to serve as Plan Administrator.  Such appointment shall be made in writing and copies thereof shall be delivered to the Board, to the existing Plan Administrator, to the Trustee, and to all Plan Participants.  The Trustee and all other service providers shall be entitled to rely fully on instructions received from the successor Plan Administrator and shall be indemnified to the fullest extent permitted by law for acting in accordance with the proper instructions of the successor Plan Administrator.

ARTICLE IX

TRUST FUND

9.1.                    Trust  Coincident with the establishment of the Plan, the Service Recipient may establish a Trust for the purpose of accumulating assets which may, but need not be used, by the Service Recipient to satisfy some or all of its financial obligations to provide benefits to Participants under this Plan. Any trust created under this Section 9.1 shall be domiciled in the United States of America, and no assets of the Plan shall be held or transferred outside the United States. All assets held in the Trust shall remain the exclusive property of the Service Recipient and shall be available to pay creditor claims of the Service Recipient in the event of insolvency, to the extent provided under any Trust established with respect to such Service Recipient.  The assets held in Trust shall be administered in accordance with the terms of the separate Trust Agreement between the Trustee and the Service Recipient.

9.2.                    Unfunded Plan   In no event will the assets accumulated by the Service Recipient in the Trust be construed as creating a funded Plan under the applicable provisions of ERISA or the Code, or under the provisions of any other applicable statute or regulation. Any funds set aside by the Service Recipient in Trust shall be administered in accordance with the terms of the Trust.

9.3.                    Assignment and Alienation  No Participant or Beneficiary of a deceased Participant shall have the right to anticipate, assign, transfer, sell, mortgage, pledge or hypothecate any benefit under this Plan.  The Plan Administrator shall not recognize any attempt by a third party to attach, garnish or levy upon any benefit under the Plan except as may be required by law.

ARTICLE X

AMENDMENT AND PLAN TERMINATION

10.1.             Amendment  The Service Recipient shall have the right to amend this Plan without the consent of any Participant or Beneficiary hereunder, provided that no such amendment shall have the effect of reducing any of the vested benefits to which a Participant or Beneficiary has accrued a right as of the effective date of the amendment.  Notwithstanding the foregoing, the Service Recipient shall have the right to amend this Plan in any manner whatsoever without the consent of any Participant or Beneficiary to comply with the requirements of Code §409A and any binding guidance thereunder to avoid adverse tax consequences even if such amendment has the affect of reducing a vested benefit or existing right of a Participant or Beneficiary hereunder.

10.2.             Plan Termination  The Service Recipient may terminate or discontinue the Plan in whole or in part at any time.  Upon Plan Termination, no further Compensation Deferrals, Discretionary Credits or Matching Credits shall be made except that the Service Recipient shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination (following any adjustments to such Accounts in accordance with Article III hereof).  If the Plan is terminated in accordance with this Section 10.2, the Plan Administrator shall make distribution of the Participant’s vested benefit upon the occurrence of a Distributable Event with respect to a Participant.  A Participant’s vested benefit shall be adjusted to reflect Investment Credits and Debits for all Valuation Dates between Plan Termination and the occurrence of a Participant’s Distributable Event.

10.3.             Plan Termination Following a Change in Control Event  If, as elected by the Service Recipient in the Adoption Agreement:

(a)          a Change in Control Event constitutes a Plan Termination; or

(b)         within 12 months after a Change in Control Event and at the discretion of the Service Recipient, a Plan Termination is to occur the Plan will be terminated.  The Plan will be terminated under this Section 10.3 only if all substantially similar arrangements (determined in accordance with Code §409A) sponsored by the Service Recipient or any entity or organization that would be considered a single employer with the Service Recipient pursuant to Code §§ 414(b) or 414(c) are terminated such that all Participants and all participants under such substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of termination.  Upon a Plan Termination Following a Change in Control Event, no further Compensation Deferrals or Employer Discretionary Credits or Employer Matching Credits shall be made, and  the Plan Administrator shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination  (following any final adjustments to such Accounts in accordance with Article III hereof).  If the Plan is terminated in accordance with this Section 10.3, the Plan Administrator shall make distribution of the Participants’ vested benefits as soon as practicable following such termination.

10.4.             Plan Termination Following a Corporate Dissolution  The Service Recipient in its discretion may terminate the Plan and make the payments provided below within 12 months of a Corporate Dissolution provided that the value of the Participants’ vested benefits is included in the Participants’ gross incomes in the latest of

(a) the calendar year in which the Plan Termination occurs;

(b) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(c) the first calendar year in which the payment is administratively practicable.

Upon a Plan Termination Following a Corporate Dissolution, no further Compensation Deferrals or Employer Discretionary Credits or Employer Matching Credits shall be made, and the Plan Administrator shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination  (following any final adjustments to such Accounts in accordance with Article III hereof).

10.5.             Plan Termination in Connection with Termination of Certain Similar Arrangements  The Service Recipient in its discretion may terminate the Plan and make the distribution provided below if

(a) all arrangements sponsored by the Service Recipient (and all entities and organizations that would be considered a single employer with the Service Recipient pursuant to Code §§ 414(b) or 414(c)) that would be aggregated with any terminated arrangement under the definition of what constitutes a plan pursuant to Code §409A if the same Eligible Service Provider participated in all of the arrangements are terminated;

(b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements;

(c) all payments are made within 24 months of the termination of the arrangements; and

(d) neither the Service Recipient nor any entity or organization that would be considered a single employer with the Service Recipient pursuant to Code §§ 414(b) or 414(c) adopts a new arrangement that would be aggregated with any terminated arrangement under the definition of what constitutes a plan for purposes of Code §409A if the same Eligible Service Provider participated in both arrangements at any time within five years following the date of termination of the arrangement.

Upon a Plan Termination in Connection with the Termination of Certain Similar Arrangements, no further Compensation Deferrals or Employer Discretionary Credits or Employer Matching Credits shall be made, and  the Plan Administrator shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as soon as practicable after distributions are permissible under Code § 409A

(following any final adjustments to such Accounts in accordance with Article III hereof).

10.6.             Effect of Payment  The full payment of the balance of a Participant’s vested Account under the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant’s Compensation Deferral Agreements shall terminate.

ARTICLE XI

MISCELLANEOUS

11.1.             Total Agreement  This Plan and the executed Adoption Agreement, Compensation Deferral Agreement, Beneficiary designation and other administration forms shall constitute the total agreement or contract between the Service Recipient and the Participant regarding the Plan.  No oral statement regarding the Plan may be relied upon by the Participant. The Service Recipient or Plan Administrator shall have the right to establish such procedures as are necessary for the administration or operation of the Plan or Trust, and such procedures shall also be considered a part of the Plan unless clearly contrary to the express provisions thereof.

11.2.             Employment Rights  Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or Account, nor the payment of any benefits, shall be construed as giving a Participant or other person a right to employment with the Service Recipient or any other legal or equitable right against the Service Recipient except as provided in the Plan.  In no event shall the terms of employment of any Service Provider be modified or in any way be affected by the Plan.

11.3.             Non-Assignability  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

11.4.             Binding Agreement  Any action with respect to the Plan taken by the Plan Administrator or the Service Recipient or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Service Recipient or other authorized party shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

11.5.             Receipt and Release  Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Service Recipient, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.  If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including not being the age of majority) to give a valid receipt and release, the Plan Administrator may cause payment or payments becoming due to such person to be made to a legal guardian, trustee, or other proper representative of the Participant or Beneficiary without responsibility on the part of the Plan Administrator, the Service Recipient or the Trustee to follow the application of such funds.

11.6.             Furnishing Information  A Participant or his or her Beneficiary will cooperate with the Plan Administrator or any representative thereof by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

11.7.             Compliance with Code §409A      Notwithstanding any provision of the Plan to the contrary, all provisions of the Plan will be interpreted and applied to comply with the requirements of Code §409A and any applicable regulations or to avoid adverse tax consequences.  The foregoing is not intended to and shall not be construed to create any third-party beneficiary with respect to the tax treatment of benefits under the Plan.

11.8.             Insurance  The Service Recipients, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as they may choose.  The Service Recipients or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Service Recipients shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Service Recipients have applied for insurance.

11.9.             Governing Law  Construction, validity and administration of this Plan shall be governed by applicable Federal law and applicable state law in which the principal office of the Service Recipient is located.  If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.10.  Headings and Subheadings  Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the interpretation of the provisions hereof.